SAMSON OIL & GAS LIMITED

ABN 25 009 069 005

SUPPLEMENTARY PROSPECTUS

1.	IMPORTANT NOTICE

This Supplementary Prospectus is dated 9 April 2013 and is supplementary to the Prospectus issued by Samson Oil & Gas Limited (ABN 25 009 069 005) (Company) dated 26 March 2013 (Prospectus). This Supplementary Prospectus was lodged with ASIC on 9 April 2013. ASIC does not take any responsibility for the contents of this Supplementary Prospectus.

On 4 April 2013 the Company announced to ASX that it had completed a further placement of 19,182,812 Shares and 7,673,125 attaching Options. The shares issued under the placement carry rights to participate in the Offer. Accordingly, the placement will affect the Offer, as follows:

-	the number of New Shares comprised in the Offer will increase from 698,549,682 to 704,943,953;
-	the number of New Options comprised in the Offer will increase from 279,419,873 to 281,977,581; and
-	the proceeds raised, assuming the Offer is fully subscribed, will increase from US$18,127,364 to US$18,428,997.

Section 2 of this Supplementary Prospectus contains details of the changes to the Prospectus consequent upon this placement. This Supplementary Prospectus must be read together with the Prospectus. If there is a conflict between the Prospectus and this Supplementary Prospectus, this Supplementary Prospectus will prevail. Terms defined in this Supplementary Prospectus have the same meaning as in the Prospectus.

2.	UPDATES TO THE PROSPECTUS

2.1	Cover Page

The first paragraph after the heading ‘PROSPECTUS’ on the cover page is amended by replacing the number “698,549,682” with the number “704,943,953”.

2.2	Section 3.3

The first paragraph of Section 3.3 is amended by:

-	replacing the number “698,549,682” with “704,943,953”;
-	replacing the number “279,419,873” with “281,977,581”; and
-	replacing the number “18,127,364” with “18,428,997”.

2.3	Section 3.4

The first paragraph of Section 3.4 is amended by:

-	replacing the number “2,794,198,728” with “2,819,775,811”; and
-	replacing the number “394,820,903” with “405,051,736”.

This is a Supplementary Prospectus and must be read in conjunction with the Prospectus dated 26 March 2013 issued by Samson Oil & Gas Limited

2.4	Section 5

The first table in Section 5 is amended by:

-	replacing the number “8,571,687” with “8,737,619”; and
-	replacing the number “18,127,364” with “18,428,997”.

2.5	Section 7.1

Section 7.1 is deleted and replaced with:

7.1	Effect on the Company’s balance sheet

Set out below is an unaudited pro forma consolidated balance sheet of the Group as at 31 December 2012, incorporating the effect of the Issue, assuming the Offer is fully subscribed.

Consolidated Balance Sheet (unaudited)

IFRS

		Fully Subscribed Rights Offering

	31-Dec-12	Effect of	Pro Forma 31
		Transaction	Dec 12
	$
Current assets
Cash and cash equivalents	9,725,162	18,213,997	27,939,159
Trade and other receivables	1,257,023	-	1,257,023
Pipe inventory	78,943	-	78,943
Tax receivable	6,383,492	-	6,383,492
Prepayments	240,400	-	240,400
Total current assets	17,685,020	18,213,997	35,899,017

Non-current assets
Other receivables	100,575		100,575
Plant and equipment	403,921		403,921
Exploration and evaluation assets	22,092,965		22,092,965
Oil and gas properties	12,696,274		12,696,274
Total non-current assets	35,293,735	-	35,293,735
Total assets	52,978,755	18,213,997	71,192,752

Current liabilities
Trade and other payables	2,405,324		2,405,324
Total current liabilities	2,405,324	-	2,405,324

Non-current liabilities
Borrowings	-		-
Provisions	1,305,406		1,305,406
Total non-current liabilities	1,305,406
Total Liabilities	3,710,730	-	2,405,324

Net assets	49,268,025	18,213,997	68,787,428

Equity

Contributed equity	80,900,807	18,428,997	99,329,804
Accumulated losses	(39,637,861)	(215,000)	(39,852,861)
Reserves	8,005,079		8,005,079
Total equity	49,268,025	18,213,997	67,482,022

This is a Supplementary Prospectus and must be read in conjunction with the Prospectus dated 26 March 2013 issued by Samson Oil & Gas Limited

NOTES

Presentation currency

The presentation currency for the Company is US$. When published, the Company’s unaudited financial statements, including the balance sheet as at 31 December 2012, was presented in US$. For this reason the pro forma balance sheet has been presented in US$. Any A$-denominated assets or liabilities have been converted to US$ at the spot rate as at 31 December 2012, being 1.0384. The A$ proceeds from the Issue have also been translated to US$ at 1.038 being the Reserve Bank of Australia’s published 4.00pm rate on 20 March 2013

Fully subscribed capital raising

If the Offer is fully subscribed, it would raise approximately US$18,428,997 before costs. Samson will use all proceeds of the Offer, after fees, to fund its upcoming development plan as detailed in Section 5.

2.6	Section 7.3

Section 7.3 is deleted and replaced with:

7.3	Effect on the Company’s capital structure

Set out below is a table showing the changes to the capital structure of the Company (assuming the Offer is fully subscribed):

Shares		US$
2,114,831,858	Existing issued capital as at 4 April 2013	80,900,807
704,943,953	New Shares comprised in the Offer	18,428,997
2,819,775,811	Total issued capital on completion of the Offer	99,329,804

Options
123,074,155(1)	Existing Options as at 4 April 2013
281,977,581	New Options comprised in the Offer
405,051,736	Total Options on issue on completion of the Offer

Notes

(1) Includes:
2,000,000	Options exercisable at 25 cents expiring on 11.05.2013
1,000,000	Options exercisable at 20 cents expiring on 30.11.2013
60,500,000	Options exercisable at 8 cents expiring on 31.12.2014
4,000,000	Options exercisable at 16.4 cents expiring on 31.12.2014
4,000,000	Options exercisable at 15.5 cents expiring on 31.10.2015
51,574,155	Options exercisable at 3.8 cents expiring 31.03.2017
123,074,155

2.7	Section 9.1

The table in Section 9.1 that follows the words “The following announcements have been lodged with the ASX in respect of the Company since the lodgement of the annual financial report for the year ended 30 June 2012:” is amended by adding the following rows to the top of that table:

This is a Supplementary Prospectus and must be read in conjunction with the Prospectus dated 26 March 2013 issued by Samson Oil & Gas Limited

Date	Title
04.04.13	Notice Under Section 708A of the Corporations Act
04.04.13	Appendix 3B New Issue Announcement
04.04.13	Change of Director’s Interest Notice
04.04.13	Additional Placement
02.04.13	Investor Presentation
02.04.13	Operational Advisory
28.03.13	Despatch of Notice to Eligible Security Holders
26.03.13	Appendix 3B New Issue Announcement

2.8	Section 9.3

The table in Section 9.3 that follows the words “(a) Directors’ interests in Shares and Options as at the date of this Prospectus are:“ is deleted and replaced with:

Director	Shares		Options
	Direct	Indirect	Direct	Indirect
V Rudenno	4,536,502	-	6,500,000	-
TM Barr	12,044,062	495,040		10,000,000
K Skipper	736,502	-	6,500,000	-
D Craig	280,000	-	4,000,000	-

2.9	Section 10.0

Section 10.0 is amended by:

-	replacing the number “279,419,873” with “281,977,581”; and
-	replacing the number “698,549,682” with “704,943,953”.

3.	DIRECTORS’ AUTHORISATION

This Supplementary Prospectus is issued by the Company and its issue has been authorised by a resolution of the Directors.

In accordance with Section 720 of the Corporations Act, each Director has consented to the lodgement of this Prospectus with ASIC.

__________________________________

TERENCE BARR – MANAGING DIRECTOR

For and on behalf of Samson Oil & Gas Limited

Dated : 9 April 2013

Note: All other details in relation to the Prospectus remain unchanged. The Directors believe that the changes to the Prospectus noted in this Supplementary Prospectus are not materially adverse from the point of view of an investor.

This is a Supplementary Prospectus and must be read in conjunction with the Prospectus dated 26 March 2013 issued by Samson Oil & Gas Limited